Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

Niv Zecler

Ofer Argov

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Micha Tollman

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman

Eyal Aichel

Roy Masuri

Avi Anouchi

Sivan Gilron Dotan

Tomer Bar-Nathan

Edan Regev

Michal Sagmon

Hila Rot
Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Rachel Cohen

Alona Toledano
Elad Offek

Yuval Shamir

Liat Pillersdorf

Evan Schendler
Lihi Katzenelson
Inbar Hakimian-Nahari

Shahar Uziely

Yehudit Biton

Gitit Ramot-Adler
Omri Schnaider

Shiran Sofer

Rinat Michael

Adi Attar

Daniella Milner

Amos Oseasohn

Guy Kortany

Ofir Paz

Goor Koren
Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Ortal Zanzuri

Roey Sasson

Shir Eshkol

Moshe Medved

Lior Sofer

Nir Rodnizky

Noam Shochat

Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Ira Evental

Itamar Cohen
Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Eti Elbaz

Igor Baraz

Elad Morgenstern
Ron Ashkenazi

Sara Haber

Carmel Nudler

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Ophir Dagan

Liad Kalderon

Nataly Damary

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana

Tali Har-Oz
Niv Blacher

Tal Alon

Ohad Sarusi

Mor Ido

Nechemia Englman

Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu

Derora Tropp

Hila Amiel

Chaim Cohen

Shine Shaham

Michal Mor

Daniel Siso

Maytal Spivak

Avraham Schoen

Omer Razin

Elan Loshinsky

Ariel Even

Noah Zivan

Josh Hauser

Ron Jacoby
Eitan Cohen

Itai Guttel

Dor Brown

Dror Kanarik Sarig

Artium Gorelik

Maor Alev

Tamar Drori

Vered Glaubach

Yair Taitelbaum

Gilad Lindenfeld

Gabi Priel

Regina Pevzner

Sophy Litvin

Igal Lavi

Maor Layani

Areen Nashef

Tal Slabbaert

David Chesterman

Noam Kolt

Stav Ben Hamo

Ido Zahavi

Guy Yarom

Ben Nachshon

Danielle Berkowicz

Inbar Rosenthal

Dan Shimon

__________________

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

__________________

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv May 14, 2020

Cyren Ltd Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya, Israel, 4672561

Re: Cyren Ltd.

Dear Sir and Madam:

We have acted as Israeli counsel to Cyren Ltd, (the “Company”) in connection with the issuance and sale by the Company of convertible debentures for an aggregate amount of $10,250,002 (the “Debentures”), convertible into ordinary shares of the Company, NIS 0.15 par value per share (the “Ordinary Shares” and, such number of Ordinary Shares which may be issued upon conversion of the Debentures and as interest payment on the Debentures, the “Underlying Shares”) in accordance with the terms of the Debentures being offered by the Company (the “Offering”), pursuant to the terms of a securities purchase agreements dated March 16, 2020, between the Company and the Purchasers (the “Agreements”). The Debentures were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

As counsel to the Company in Israel, we have examined copies of the Amended and Restated Articles of Association of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Underlying Shares are duly authorized and when issued in accordance with the terms of the Debentures, will be legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on May 14, 2020, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Yigal Arnon & Co.

Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il